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                                                                      Exhibit 15

            ACCOUNTANTS' AWARENESS LETTER AND LIMITATION OF LIABILITY

We are aware of the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 33-34499) and in the Registration Statements on Form S-8 (Registration No. 33-99974 and Registration No. 333-86145) of Arch Capital Group Ltd. of our report dated August 9, 2000 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) appearing in this Form 10-Q. We are also aware of our responsibilities under the Securities Act of 1933.

We are not subject to the liability provisions of section 11 of the Securities Act of 1933 for our report dated August 9, 2000 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) on the unaudited interim consolidated financial information of Arch Capital Group Ltd. because our report is not a "report" or a "part" of the Registration Statement on Form S-3 (Registration No. 33-34499) or of the Registration Statement on Form S-8 (Registration No. 33-99974 and Registration No. 333-86145) prepared or certified by us within the meaning of sections 7 and 11 of the Securities Act of 1933.



/s/ PricewaterhouseCoopers LLP
New York, New York
August 9, 2000